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                                                                   Exhibit 99.13

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of CompassLearning, Inc. on Form 10-K for the year ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned in his capacity as an officer of CompassLearning, Inc., certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

  (3) Based on the officer's knowledge, the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (4) Based on the officer's knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition, result of operations and cash flows of CompassLearning, Inc. for the periods presented in the report.



/s/ Martin E. Kenney, Jr.

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Martin E. Kenney, Jr.
Chief Executive Officer



/s/ Robert S. Lynch

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Robert S. Lynch
Treasurer  and
Principal Financial Officer